EXHIBIT 10.9

                         ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 15th day of December, 2002 between E.com Advantage, Inc. a Nevada corporation ("Seller") and Saiph Corporation, a Nevada corporation ("Purchaser").

     Whereas, the Seller desires to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Seller;

     Now, therefore, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1.   Sale and Transfer of Assets

     1.1  Purchase and Sale of Assets

          Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Seller shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, all of the Seller's rights, title and interest in and to all of the assets of Seller (the "Transferred Assets"), including, but not limited to, the Software and Software Applications as set forth in Schedule "A."

     1.2  Sale of Trade Name

          Seller irrevocably transfers and assigns to Purchaser all rights, title, and interest in any and all the trade names associated with the Transferred Assets and the associated goodwill.

     1.3  No Assumption of Liabilities or Obligations

          Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities or obligations of the Seller and nothing herein shall be construed as imposing any liability or obligation upon the Purchaser other than those specifically provided herein.

     1.4  Purchase Price

          The aggregate consideration for the Transferred Assets shall be 10,000 shares of the Purchaser's common stock (the "Option) payable at Closing.

     1.5  Allocation of Purchase Price

          The Purchase Price shall be allocated among the Transferred Assets in the manner set forth in a schedule to be delivered by the Purchaser to the Seller on or before the Closing Date. Neither the Purchaser nor the Seller shall, in connection with any tax return, any refund

                                     1
                                                             Initials SM SC
claim, any litigation or investigation or otherwise, take any position with respect to the allocation of the Purchase Price which is inconsistent with the manner of allocation provided in such schedule.

2.   The Closing

     2.1  Place and Date

          The Closing of the purchase and sale of the Transferred Assets (the "Closing") shall take place at the offices of Purchaser, 170 Newport Center Dr., Suite 220, Newport Beach, CA 92660, upon the execution of this Agreement by the parties, but no later than December, 15, 2002 provided that the conditions set forth in Section 7 hereof have been satisfied. The date of the Closing is herein referred to as the "Closing Date."

     2.2  Transfer of Transferred Assets

          (a) At the Closing and subject to the terms and conditions of this Agreement, Seller shall deliver to Purchaser the following, and simultaneously with such delivery, Seller shall take such action as may be necessary or reasonably requested by Purchaser to place Purchaser in possession and control of the Transferred Assets:

               (i) Such bills of sale, assignments, novation agreements, master letters of agency or other instruments of transfer and assignment, as shall be necessary to vest in Purchaser title to the Transferred Assets sold and assigned under this Agreement, free and clear of all liens, claims and encumbrances;

               (ii) Copies of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller and a certificate of Seller's secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

               (iii) Such other certificates or other documents or instruments as the Purchaser or Purchaser's council may reasonably request.

          (b) At the Closing, as a condition to Seller's obligations under this Agreement, Purchaser shall deliver to Seller the following:

               (i) Copies of resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser and a certificate of Purchaser's secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

               (ii) Such other certificates or other documents or instruments as Seller

                                     2
                                                             Initials SM SC
or Seller's counsel may reasonably request.

3.   Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

     3.1  Organization and Authority

          Seller is a corporation whose charter is currently revoked, but is in the process of re-instating its charter under the laws of the State of Nevada and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Seller is wholly owned by Steve Claflin who will also execute this Agreement individually.

     3.2  Authorization of Agreement

          The Board of Directors of Seller, pursuant to the power and authority legally vested in it, has duly authorized the execution, sealing and delivery of the Agreement by Seller and the transactions hereby contemplated, and no action, confirmation or ratification by the stockholders of Seller or by any other person, entity or governmental authority is required in connection therewith. Seller has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Seller has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise to authorize the execution, sealing and delivery of this Agreement. This Agreement is valid and binding upon Seller in accordance with its terms. Neither the execution, sealing and delivery of this Agreement nor the consummation of said transactions will constitute any violation or breach of the certificate of Incorporation or the Bylaws of Seller, or any order, writ, injunction, decree, law, rule or regulation applicable to Seller.

     3.3  No Conflicts

          To the best of Seller's knowledge, the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby (i) do not or will not with or without the giving of notice or passage of time or both, violate, conflict with or result in a breach or termination of any provision of; or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of; or result in a creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the Transferred Assets pursuant to, or otherwise give rise to any liability or obligation under any agreement, mortgage, deed of trust, license, permit or other agreement or instrument, or any older, judgment, decree, statue, regulation or any other restriction of any kind or description to which Seller is a party or by which Seller or the Transferred Assets may be bound; and (ii) will not affect or violate the terms and conditions of, or result in the cancellation, modification, revocation or suspension

                                     3
                                                             Initials SM SC
of any rights in or to the Transferred Assets.

     3.4  Title to Purchased Assets

          Seller has, and on the Closing date will have, good and marketable title to all of the assets free and clear of all claims and encumbrances.

     3.5  Material Contracts

          Except as disclosed in Exhibit "C" attached hereto, Seller is not a party to or bound by any material written or oral contracts, obligations or commitments related to the Qualified Customer Accounts or the Accounts Receivable, including any written or oral commitments to pay commissions or other compensation relative to the Qualified Customer Accounts or the Accounts Receivable. Seller has delivered or made available to Purchaser correct and complete copies of all of the contract's agreement and other documents listed in Exhibit "C" hereto and all amendments thereto and waivers granted thereunder. The rights and interest of Seller in all such contracts and agreements may be assigned to Purchaser without the consent of any other person, except as otherwise disclosed, and at the Closing, Purchaser will acquire all such rights and interest. There are no unresolved disputes pending or, to the best knowledge of Seller, threatened under or in respect of any such contract or agreements. All such contracts and agreements are valid and effective in accordance with their respective terms.

     3.6  Customer Relationships

          Seller has no knowledge that any Qualified Customer Account has been terminated or is expected to be terminated, in whole or in part; provided, however, that this subsection shall not be construed as a representation, warranty, or guarantee that any such customer will, after the Closing, maintain its present business relationship with Purchaser. To the best of Seller's knowledge, no director or officer of Seller has any direct or indirect interest in any such Qualified Customer Accounts.

     3.7  Litigation: Compliance

          (a) To the best of Seller's knowledge, there are no actions, suits, proceeding or arbitration's or governmental investigations pending or threatened against, by or affecting Seller (or to the best of the knowledge of Seller, any basis therefore) in which, individually or in the aggregate, an unfavorable determination could materially and adversely affect any of the Transferred Assets or impede execution of the performance of this Agreement Seller has not received any notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to the Transferred Assets, and Seller is not aware of any threatened claim of such violation or any basis therefore.

          (b) To the best of Seller's knowledge, Seller has complied and is in compliance in

                                     4
                                                             Initials SM SC
all material respects with all laws, rules, regulations, ordinances, orders, decrees, writs, injunctions, building codes, safety, fire and health codes, or other governmental restrictions applicable to Seller; or the Transferred Assets.

          (c) To the best of Seller's knowledge, Seller has all governmental licenses, permits, approvals or other authorizations presently required to service the Qualified Customer Accounts, all of which are in full force and effect and all of which are listed on Schedules A, and B hereto.

     3.8  Brokers, Finders, etc

          Seller has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

     3.9  Disclosure

          To the best of Seller's knowledge, no representation or warranty by Seller and no statement or certificate furnished or to be furnished by or on behalf of Seller to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.10 Disclaimer of Fraudulent Intent

          Seller represents and warrants that the transactions described in this Agreement have been undertaken in good faith, considering its obligations to any person or entity to whom Seller owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured (collectively such persons with such claims are called "Creditors" under this paragraph), and has undertaken these transactions without any intent to hinder; delay or defraud any such Creditors, and either has disclosed in the ordinary course of business or will undertake to disclose to all such Creditors the existence of this transaction from any such Creditors. Seller further represents and warrants that: (1) it will not retain possession or control of any of the property transferred under this Agreement and then only for and on behalf of the account of the Purchaser; (2) the Seller has not been sued or threatened wit suit by any Creditor prior to the execution of this Agreement; (3) the Seller has not removed or concealed any assets from any Creditors; (4) the Seller has not incurred any substantial debt that is significantly greater than the normal and customary debts of the Seller in the ordinary course of business; (5) the Seller at Closing believes in good faith that Seller will receive consideration reasonably equivalent to the value of the Transferred Assets transferred under this Agreement.

                                     5
                                                             Initials SM SC

4.   Representations and Warranties of Purchaser

          Purchaser represents and warrants to Seller as follows:

     4.1  Corporate Status

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as now conducted. Purchaser is a development stage business, and is a fully reporting company subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934.

     4.2  Authority for Agreement

          Purchaser has the power and authority to execute and deliver this agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duty authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed by Purchaser and the transactions contemplated by it constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. No consent approval, or authorization of; or declaration, filing, or registration with, any federal or state governmental or regulatory authority is required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement except approval of applicable public service commissions.

     4.3  No Conflicts

          To the best of Purchaser's knowledge, the execution, delivery and performance of this agreement and the consummation of all of the transactions contemplated hereby: (i) do not with or without the giving of notice or passage of time or both, violate, conflict with or result in a breach or termination of any provision of; or constitute a default under; or accelerate or permit the acceleration of the performance required by the terms of; or result in a creation of any mortgage, security interest claim, lien, charge or other encumbrance upon any of the Transferred Assets pursuant to, or otherwise give rise to any liability or obligation under any agreement, mortgage, deed of trust, license, permit or other agreement or instrument, or any order; judgment, decree, statue, regulation or any other restriction of any kind or description to which Purchaser is a party or by which Purchaser or the Transferred Assets may be bound; and (ii) will not terminate or result in the termination of any such agreement or instrument, or in any way affect or violate the terms and conditions of; or result in the cancellation, modification, revocation or suspension of; any rights in or to the Transferred Assets.

     4.4  Continued Competition

          Purchaser hereby acknowledges that Seller is a competitor of Purchaser in the long

                                     6
                                                             Initials SM SC
distance telecommunications industry. Subject to any and all applicable non-competition covenants, Purchaser hereby consents to the continued competition by Seller and Seller's individual shareholders in the long distance telecommunications industry.

5.   Conditions Precedent

     5.1  Conditions to Obligations of Purchaser

          The representations and warranties of Seller contained in section 3 hereof shall be true in all material respects at and as of the Closing
Date, except as affected by the transactions contemplated hereby. Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed, or complied with, by it prior to or on the Closing Date. There shall have been no material adverse change in the Qualified Customer Accounts.

          (a)  Consents

          Any required material approvals, acceptances, and consents of or to the transaction contemplated hereby, shall have been applied for, including, but not limited to, notice to any applicable public service commission.

          (b)  Corporate Proceedings

          All corporate and other proceedings of Seller in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such corporate proceedings, shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such documents and instruments, or copies thereof

     5.2  Conditions to Obligations of Seller

          The obligation of Seller to deliver the bill of sale, assignments, endorsements and other instruments of transfer relating to the Transferred Assets and to satisfy Seller's other obligations hereunder shall be subject to the fulfillment, on or prior to the Closing Date (or waiver by Seller), of the following conditions, which Purchaser agrees to use its best efforts to cause to be fulfilled:

          (a)  Representations, Performance

          The representations and warranties of Purchaser contained in
Section 4 hereof shall be true at and as of the Closing date. Purchaser shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed, or complied with, by it prior to or on the Closing Date.

                                     7
                                                             Initials SM SC

          (b)  Corporate Proceedings

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be satisfactory to Seller and Seller shall have received all such documents and instruments, or copies thereof

          (c)  No Material Changes

          No material changes in the financial position of Purchaser or material changes in the information previously disclosed to seller shall have occurred.

6.   Covenant Not to Compete

     As a material inducement for Purchaser to enter into and close this Agreement, Seller agrees that for a period of five (5) years from the Closing Date, neither seller nor any of Seller's officers, directors, employees or agents will directly or indirectly offer any long distance services to the Qualified Customer Accounts. Further; Seller agrees that neither Seller nor any of Seller's officers, directors, employees or agents will use or disclose any information regarding the telecommunication services of the Qualified Customer Accounts for a period of five (5) years following the Closing Date without the prior written consent of Purchaser; which consent may be withheld in the sole and absolute discretion of Purchaser. The covenants contained herein shall apply even if the customer is not then using the services of Purchaser. Seller acknowledges and agrees that the extent of damages to Purchaser in the event of a breach of the covenant contained in this Section would be impossible to ascertain and there is and will be available to Purchaser no adequate remedy at law to compensate it in the event of such a breach. Consequently, Seller agrees that in the event Seller or any of Seller's officers, directors, employees or agents breach any such covenants, Purchaser shall be entitled to enforce any and all of the covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.

7.   Indemnification Manner of Claims

     7.1  Indemnification

          From and after the Closing date, Seller will indemnify Purchaser against, and hold Purchaser harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorney's fees) that is based upon or that arises out of (i) any misrepresentation or breach of any representation, warranty or agreement made by Seller herein
(ii) any obligation, debt or liability of Seller to the extent that the same is not expressly assumed herein by Purchaser, or (iii) the use and ownership of the Transferred Assets on or prior to the Closing date (other than those liabilities specifically assumed by Purchaser hereunder).

                                     8
                                                             Initials SM SC

     7.2  Manner of Claims

          Any notice of a claim by reason of any of the representations and warranties contained in this Agreement shall state specifically the representation or warranty with respect to which the claim is asserted, and the amount of liability asserted against the other party by reason of the claim.

8.   Miscellaneous

     8.1  Consents of Third Parties

          This Agreement shall not constitute an agreement to assign any interest in any instrument, contract, lease, permit or other agreement or arrangement of Seller; or any claim, right or benefit arising thereunder or resulting therefrom, if any assignment without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of the Purchaser or Seller thereunder. If a consent of a third party which is required in order to assign any instrument contract lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, which consent Seller shall use its best efforts to obtain prior to the Closing, is not obtained prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey its interest to the Purchaser; Seller will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive Seller's interest in the benefits under any such instrument, contract lease, permit or other agreement or arrangement; and any transfer or assignment to Purchaser by Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third patty shall be made subject to such consent or approval being obtained.

     8.2  Expenses

          Subject to the terms of Section 10 hereof, each of the patties hereto shall bear its own expenses, costs and fees (including attorney's fees) in connection with the transactions contemplated hereby, including the preparation and execution of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     8.3  Severability

          If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statue or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the term or provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever; but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law. The invalidity of any one or more phrases, sentences,

                                     9
                                                             Initials SM SC
clauses, sections, or subsections of this Agreement shall not effect the remaining portions of this Agreement.

     8.4  Notices

          All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or sent by registered or certified mail (return receipt requested), (i) if to Seller: 23720 Hanging Oak, San Antonio, TX 78266, Attn: Steve Claflin, President; and (ii) if to
Purchaser:  170 Newport Center Dr., Suite 220, Newport Beach, CA 92660,
Attn: Suki Mudan, President, in each case at such other address as may be specified in writing to the other parties.

     8.5  Amendments

          This Agreement may not be amended except by an instrument in writing, duly executed and delivered on behalf of each of the parties hereto.

     8.6  Waiver

          Any patty may waive compliance by another with any of the provisions of this Agreement. No waiver of any provisions shall be construed as a waiver of any other provision. Any waiver must be in writing.

     8.7  Counterparts

          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which taken together shall constitute one agreement notwithstanding that all of the parties arc not signatories to the original or the same counterpart.

     8.8  Assignment

          Any assignment of this Agreement or the rights or obligations hereunder by any party without the prior written consent of the non-assigning parties shall be void. Notwithstanding the foregoing, either patty may assign all or any part of its rights and/or obligations to one or more affiliates, subsidiaries, parent companies or shareholders of said party. No such assignment shall relieve the assigning party of any of its obligations or duties under this Agreement.

     8.9  Costs

          In the event any action is instituted to enforce or interpret the terms of this Agreement or arises out of this Agreement, the patty prevailing in such action shall be entitled to recover its reasonable attorney's fees and costs as determined by the court.

                                    10
                                                             Initials SM SC

     8.10 Entire Agreement:  Applicable Law, etc.

          This Agreement constitutes the entire agreement and supersedes all prior agreements and understanding, both written and oral, among the parties with respect to the subject matter hereof. This agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California applicable to contracts made and to be performed in California.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Purchaser:                              Seller:

By: /s/ Sukhbir Mudan                   By: /s/ Steve Claflin
Name: Sukhbir Mudan                     Name: Steve Claflin
Title:  President                       Title:  President
Address:                                Address:

/s/ Steve Claflin
Steve Claflin, Individually

                                    11
                                                             Initials SM SC

Schedule "A"

                         ASSET PURCHASE AGREEMENT

          E.com Advantage, Inc. a Nevada corporation ("Seller")
                                   and
           Saiph Corporation, a Nevada corporation ("Purchaser")
                          Dated December 15, 2002


Seller irrevocably grants, sells, and assigns to Buyer all rights, title, and interest in all versions of the below listed Software throughout the universe in all languages and in all media of expression now known or later developed, including all copyrights (for the life thereof, including renewals, extension, and reversions thereof), trade secret rights, and other proprietary rights in the Software in all existing and future versions, enhancements, and derivative works, including, but not limited to, the following rights:

     a. the exclusive rights to market, license, and sublicense the Software and any derivative works developed from the Software;
     b. the exclusive rights to modify, enhance, develop derivative works from, copy, and copyright the Software; and
     c. the exclusive rights to enforce all property rights in the Software, whether arising from copyright laws, from trade secret principles, or in any other manner, through suit in law or in equity, against any and all entities, throughout the world.

Software Programs/Applications:

          -  StockPager
          -  Gaming System
          -  Pooling and Pari-mutuel System
          -  PageGate
          -  BannerBrokerage
          -  SinglePlanet
          -  ContestMarketing
          -  PetXChange
          -  CellMate and CellBlock
          -  LottoWorld
          -  CheckMeOut
          -  KiddieCab
          -  Stuff-I-Want
          -  Automated IT assessment and Report Card for CEOs



                                    12
                                                             Initials SM SC